UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2025

C2 Blockchain,Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 SW 8th St Unit #2008

Miami, FL 33184

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

“We,” “Us,” “Our,” “C2 Blockchain,” and “The Company” refer to C2 Blockchain, Inc.

Safe Harbor Statement

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or similar expressions. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section titled “Risk Factors” in our offering circular dated December 20, 2024, filed with the SEC. These risk factors may be updated periodically in our SEC filings, which are available at www.sec.gov. Accordingly, actual outcomes or results may differ materially from those indicated in these statements. These factors should not be considered exhaustive and should be read alongside other cautionary statements in our filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement, whether due to new information, future developments, or otherwise, except as required by law.

Item 3.02 Unregistered Sales of Equity Securities

On June 19, 2025, C2 Blockchain, Inc. (the “Company”) issued 1,500,000 shares of its restricted common stock, par value $0.001 per share, to a single accredited investor for a total purchase price of $15,000, pursuant to a subscription agreement executed on the same date.

The shares were issued in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The investor represented that the securities were being acquired for investment purposes and not with a view to distribution. The shares are subject to transfer restrictions and bear an appropriate legend.

The proceeds from the sale of shares will be used for general working capital.

Item 8.01 Other Events.

On July 1, 2025, A.R.T. Digital Holdings Corp. (“A.R.T. Digital”) entered into a non-binding Letter of Intent (the “LOI”) with C2 Blockchain, Inc. (the “Company” or “C2 Blockchain”) regarding a potential transaction pursuant to which the Company would acquire a 20% equity interest in the “McAllen Project,” a digital infrastructure project located in Texas and owned by KBR TX02, LLC, a wholly owned subsidiary of A.R.T. Digital.

Under the terms contemplated by the LOI, the Company would acquire the 20% interest for a total purchase price of $1,000,000, which may be paid in one or more tranches over a 90-day period, subject to extension upon notice. The proposed investment would be structured as a direct equity interest in the Project's special purpose vehicle (SPV).

While the LOI reflects the current intentions of both parties, it is non-binding and subject to the negotiation and execution of definitive agreement(s). Binding provisions of the LOI include certain confidentiality obligations, due diligence cooperation, and a 30-business-day target to finalize the transaction.

There can be no assurance that a definitive agreement will be executed or that the proposed transaction will be completed on the terms described or at all.

A full copy of the Letter of Intent, with certain personal information redacted, is attached herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter of Intent dated July 1, 2025 (1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: July 3, 2025

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer